Okta Announces Strong First Quarter Results

•	Reaffirms revenue outlook and improves operating profit outlook for fiscal 2021

•	Q1 revenue grew 46% year-over-year; subscription revenue grew 48% year-over-year

•	Remaining performance obligations, or subscription revenue backlog, grew 57% year-over-year

•	Record operating and free cash flows

SAN FRANCISCO – May 28, 2020 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its first quarter ended April 30, 2020.

"Okta is at the forefront of helping organizations adapt to the current environment where secure remote access has become a top priority across industries," said Todd McKinnon, Chief Executive Officer and co-founder of Okta. "Our strong first quarter performance reflects our market leadership and ability to effectively and quickly shift to a fully remote workforce. This shift is enabled through our core technology, which     allows secure access to any technology from anywhere. When this crisis is over, we don't expect organizations to revert to their prior ways of working. Our commitment to our customers and continued focus on operational agility will help us navigate this environment, lead the new way of work, and seize the opportunity to emerge in an even stronger position."

First Quarter Fiscal 2021 Financial Highlights:

•	Revenue: Total revenue was $182.9 million, an increase of 46% year-over-year. Subscription revenue was $173.8 million, an increase of 48% year-over-year.

•
Remaining Performance Obligations (RPO): RPO was $1.24 billion, an increase of 57% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $619.1 million, up 49% compared to the first quarter of fiscal 2020.

•	Calculated Billings: Total calculated billings were $209.5 million, an increase of 42% year-over-year.

•
Operating Loss: GAAP operating loss was $52.2 million, or 28.5% of total revenue, compared to $51.8 million, or 41.4% of total revenue, in the first quarter of fiscal 2020. Non-GAAP operating loss was $12.3 million, or 6.7% of total revenue, compared to $24.9 million, or 19.9% of total revenue, in the first quarter of fiscal 2020.

•
Net Loss: GAAP net loss was $57.7 million, compared to $52.0 million in the first quarter of fiscal 2020. GAAP net loss per share was $0.47, compared to $0.46 in the first quarter of fiscal 2020. Non-GAAP net loss was $8.1 million, compared to $21.4 million in the first quarter of fiscal 2020. Non-GAAP net loss per share was $0.07, compared to $0.19 in the first quarter of fiscal 2020.

•
Cash Flow: Net cash provided by operations was a record $38.7 million, or 21.2% of total revenue, compared to net cash provided by operations of $21.3 million, or 17.0% of total revenue, in the first quarter of fiscal 2020. Free cash flow was a record $29.8 million, or 16.3% of total revenue, compared to $13.2 million, or 10.5% of total revenue, in the first quarter of fiscal 2020.

•	Cash, cash equivalents, and short-term investments were $1.45 billion at April 30, 2020.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
"We are pleased with our continued execution and strong first quarter results," said Bill Losch, Chief Financial Officer of Okta. "Looking ahead, our strong first quarter revenue performance and highly recurring business model give us confidence in reiterating our fiscal year 2021 revenue outlook. In addition, we are improving our operating loss and loss per share outlook for the fiscal year. While we believe it's prudent to continue to expect some near-term business headwinds as the economic impacts from the pandemic further unfold, we remain highly confident in our long-term success as the leader in the massive identity and access management market."

For the second quarter of fiscal 2021, the Company expects:

•	Total revenue of $185 million to $187 million, representing a growth rate of 32% to 33% year-over-year

•	Non-GAAP operating loss of $5.0 million to $4.0 million

•	Non-GAAP net loss per share of $0.02 to $0.01, assuming weighted shares outstanding of approximately 125 million

For the full year fiscal 2021, the Company now expects:

•	Total revenue of $770 million to $780 million, representing a growth rate of 31% to 33% year-over-year

•	Non-GAAP operating loss of $37.0 million to $30.0 million

•	Non-GAAP net loss per share of $0.23 to $0.18, assuming weighted shares outstanding of approximately 125 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to its most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.
Conference Call Information:
Okta will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on May 28, 2020. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. Interested parties can access the call by dialing (800) 263-0877 or (323) 794-2094 and using the passcode 7487393.

A live webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net margin, non-GAAP net loss per share, free cash flow, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount, charitable contributions, amortization of acquired intangibles, acquisition-related expenses and loss on early extinguishment of debt, net of debt issuance costs.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, product development, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our operating results may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; and global economic conditions could deteriorate. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With over 6,500 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely use the best technologies for their business. Over 8,400 organizations, including 20th Century Fox, JetBlue, Nordstrom, Slack, Teach for America and Twilio, trust Okta to help protect the identities of their workforces and customers.
Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com
415-851-4744

Media Contact:
Jenna Kozel
press@okta.com
415-418-9600

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue:
Subscription	$173,781	$117,163
Professional services and other	9,078	8,060
Total revenue	182,859	125,223
Cost of revenue:
Subscription(1)	37,157	24,540
Professional services and other(1)	11,329	10,555
Total cost of revenue	48,486	35,095
Gross profit	134,373	90,128
Operating expenses:
Research and development(1)	48,494	34,032
Sales and marketing(1)	104,043	82,112
General and administrative(1)	34,035	25,766
Total operating expenses	186,572	141,910
Operating loss	(52,199)	(51,782)
Interest expense	(10,764)	(4,241)
Interest income and other, net	4,899	2,900
Interest and other, net	(5,865)	(1,341)
Loss before benefit from income taxes	(58,064)	(53,123)
Benefit from income taxes	(402)	(1,157)
Net loss	$(57,662)	$(51,966)

Net loss per share, basic and diluted	$(0.47)	$(0.46)

Weighted-average shares used to compute net loss per share, basic and diluted	123,494	112,682

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2020	2019
Cost of subscription revenue	$3,975	$2,422
Cost of professional services and other revenue	1,811	1,519
Research and development	11,935	6,346
Sales and marketing	11,160	6,786
General and administrative	8,847	5,612
Total share-based compensation expense	$37,728	$22,685

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	April 30,	January 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$619,221	$520,048
Short-term investments	827,556	882,976
Accounts receivable, net of allowances	111,039	130,115
Deferred commissions	34,795	33,636
Prepaid expenses and other current assets	40,912	32,950
Total current assets	1,633,523	1,599,725
Property and equipment, net	61,914	53,535
Operating lease right-of-use assets	162,763	125,204
Deferred commissions, noncurrent	79,270	77,874
Intangible assets, net	31,032	32,529
Goodwill	48,023	48,023
Other assets	20,482	18,505
Total assets	$2,037,007	$1,955,395
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,021	$3,837
Accrued expenses and other current liabilities	36,601	36,887
Accrued compensation	31,447	40,300
2023 convertible senior notes, net	102,198	100,703
Deferred revenue	392,121	365,236
Total current liabilities	570,388	546,963
2025 convertible senior notes, net	845,862	837,002
Operating lease liabilities, noncurrent	194,889	154,511
Deferred revenue, noncurrent	6,070	6,214
Other liabilities, noncurrent	6,702	5,361
Total liabilities	1,623,911	1,550,051

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	12	11
Class B common stock	1	1
Additional paid-in capital	1,168,127	1,105,564
Accumulated other comprehensive income	3,742	892
Accumulated deficit	(758,786)	(701,124)
Total stockholders’ equity	413,096	405,344
Total liabilities and stockholders' equity	$2,037,007	$1,955,395

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(57,662)	$(51,966)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	37,728	22,685
Depreciation, amortization and accretion	5,466	3,399
Amortization of debt discount and issuance costs	10,357	4,025
Amortization of deferred commissions	8,680	6,328
Deferred income taxes	(905)	(1,369)
Non-cash charitable contributions	536	—
Other, net	915	(100)
Changes in operating assets and liabilities:
Accounts receivable	18,250	9,297
Deferred commissions	(11,865)	(9,795)
Prepaid expenses and other assets	(3,493)	5,975
Operating lease right-of-use assets	4,055	3,066
Accounts payable	3,943	1,640
Accrued compensation	2,995	4,143
Accrued expenses and other liabilities	(2,773)	3,288
Operating lease liabilities	(4,270)	(39)
Deferred revenue	26,740	20,685
Net cash provided by operating activities	38,697	21,262
Cash flows from investing activities:
Capitalization of internal-use software costs	(1,000)	(369)
Purchases of property and equipment	(7,930)	(7,710)
Purchases of securities available for sale and other	(129,079)	(146,545)
Proceeds from maturities and redemption of securities available for sale	102,293	61,244
Proceeds from sales of securities available for sale	86,320	11,996
Payments for business acquisition, net of cash acquired	—	(44,223)
Net cash provided by (used in) investing activities	50,604	(125,607)
Cash flows from financing activities:
Proceeds from stock option exercises	14,172	13,388
Other, net	(5)	(126)
Net cash provided by financing activities	14,167	13,262
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(1,128)	(282)
Net increase (decrease) in cash, cash equivalents and restricted cash	102,340	(91,365)
Cash, cash equivalents and restricted cash at beginning of period	531,953	311,215
Cash, cash equivalents and restricted cash at end of period	$634,293	$219,850

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense and amortization of acquired intangibles.

	Three Months Ended April 30,
	2020	2019
Gross profit	$134,373	$90,128
Add:
Stock-based compensation expense included in cost of revenue(1)	5,786	3,941
Amortization of acquired intangibles	1,593	763
Non-GAAP gross profit	$141,752	$94,832
Gross margin	73%	72%
Non-GAAP gross margin	78%	76%
(1) See table above for breakdown of stock-based compensation expense by line item.

Non-GAAP Operating Loss and Non-GAAP Operating Margin
We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, charitable contributions, amortization of acquired intangibles and acquisition-related expenses.

	Three Months Ended April 30,
	2020	2019
Operating loss	$(52,199)	$(51,782)
Add:
Stock-based compensation expense(1)	37,728	22,685
Charitable contributions	536	—
Amortization of acquired intangibles	1,593	763
Acquisition-related expenses(2)	—	3,449
Non-GAAP operating loss	$(12,342)	$(24,885)
Operating margin	(29)%	(41)%
Non-GAAP operating margin	(7)%	(20)%
(1) See table above for breakdown of stock-based compensation expense by line item.
(2) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.

Non-GAAP Net Loss and Non-GAAP Net Margin
We define non-GAAP net loss and non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, charitable contributions, amortization of acquired intangibles, acquisition-related expenses, amortization of debt discount and loss on early extinguishment of debt, net of debt issuance costs.

	Three Months Ended April 30,
	2020	2019
Net loss	$(57,662)	$(51,966)
Add:
Stock-based compensation expense(1)	37,728	22,685
Charitable contributions	536	—
Amortization of acquired intangibles	1,593	763
Acquisition-related expenses(2)	—	3,449
Amortization of debt discount	9,724	3,706
Non-GAAP net loss	$(8,081)	$(21,363)
Net margin	(32)%	(41)%
Non-GAAP net margin	(4)%	(17)%
Net loss per share	$(0.47)	$(0.46)
Non-GAAP net loss per share	$(0.07)	$(0.19)
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended April 30,
	2020	2019
Net cash provided by operating activities	$38,697	$21,262
Less:
Purchases of property and equipment	(7,930)	(7,710)
Capitalization of internal-use software costs	(1,000)	(369)
Free cash flow	$29,767	$13,183
Net cash provided by (used in) investing activities	$50,604	$(125,607)
Net cash provided by financing activities	$14,167	$13,262
Free cash flow margin	16%	11%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue and less the change in unbilled receivables during the period.

	Three Months Ended April 30,
	2020	2019
Total revenue	$182,859	$125,223
Add:
Unbilled receivables, current (beginning of period)	1,026	1,457
Deferred revenue, current (end of period)	392,121	268,033
Less:
Unbilled receivables, current (end of period)	(1,121)	(799)
Deferred revenue, current (beginning of period)	(365,236)	(245,622)
Current calculated billings	209,649	148,292
Add:
Deferred revenue, noncurrent (end of period)	6,070	7,671
Less:
Deferred revenue, noncurrent (beginning of period)	(6,214)	(8,768)
Calculated billings	$209,505	$147,195